UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 20, 2010

Date of earliest event reported: August 20, 2010

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Retirement Committee of OfficeMax Incorporated (the “Company”) has decided to eliminate the OfficeMax Company Stock Fund (the “Fund”) as an investment fund available under the Company’s OfficeMax Savings Plan, OfficeMax Executive Savings Deferral Plan and the OfficeMax Puerto Rico Savings Plan (collectively, the “Savings Plans”). In order to facilitate this elimination, participants will be unable to trade in the Fund under any of the Savings Plans commencing September 27, 2010 at 4:00 P.M. Eastern Time. Notification of the elimination of the Fund was provided to all participants holding Company stock under the Savings Plans.

On August 20, 2010, the Company sent a notice (the “Notice”) to its directors and executive officers informing them that, as a result of the Fund elimination and related trading freeze, the Sarbanes-Oxley Act of 2002 prohibits them from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company’s common stock or derivative securities (including stock options) acquired in connection with their service as a director or employment as an executive officer of the Company during the term of the freeze. The blackout period for directors and executive officers commences on September 27, 2010 at 4:00 P.M. Eastern Time and is expected to end during the week of October 3, 2010, once all participants’ funds are transferred out of the Fund. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a Company security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from and may direct other inquiries about the blackout period to:

Joe Tankersley

Manager - Financial Benefit Plans

OfficeMax Incorporated

800 W. Bryn Mawr Avenue

Itasca, IL USA 60143

Office: 630-438-7191

Item 9.01.	Financial Statements and Exhibits

(d)

99.1	Notice of Blackout Period to Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2010

OFFICEMAX INCORPORATED

By:	/S/ MATTHEW R. BROAD
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers

4